Exhibit 99.2

SCHEDULE II

CRITICAL PATH, INC.

VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

Allowance for doubtful accounts

		Additions
	Balance at	Charged to		Balance at
	Beginning of	Costs and	Deductions-	End of
Year Ended December 31,	Period	Expenses	Write-offs	Period

2002	$1,182	$673	$(269)	$1,586
2001	$3,525	$5,242	$(7,585)	$1,182
2000	$623	$5,492	$(2,590)	$3,525

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